WHITESTONE REIT
COMMUNITIES THAT THRIVE
CREATING LOCAL CONNECTIONS
Fine Foods
WHOLE FOODS MARKET
SAFEWAY
WILDFLOWER BREAD COMPANY
JALAPEÑO INFERNO

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED DECEMBER 31, 2021

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages,
Common Shares	develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt. Whitestone creates communities that thrive through
60 Community Centers	creating local connections between consumers in the surrounding communities and a well-crafted mix of national,
5.2 million sq. ft. of gross	regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone
leasable area	has consistently paid a monthly dividend for more than 15 years. The Company’s balanced and well-managed
1,567 tenants	capital structure provides stability and flexibility to support it through a multitude of economic cycles.

6 Top Growth Markets	We invest in properties that are or can become Community Centered Properties® from which our tenants deliver
Austin	needed services to the surrounding population. We focus on properties with smaller rental spaces that present
Chicago	opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
Phoenix	respective surrounding communities. Operations include an internal management structure providing cost-effective
San Antonio	services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
Fiscal Year End	management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual
12/31	associates who understand the particular needs of our tenants and neighborhoods.

Common Shares &	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Units Outstanding*:	medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less
Common Shares: 49.1 million	than 3,000 square feet) and, as of December 31, 2021, provided a 50% premium rental rate compared to our larger
Operating Partnership Units:	space tenants. The largest of our 1,567 tenants at our wholly owned properties comprised only 2.6% of our
0.8 million	revenues for the year ended December 31, 2021.

Distribution (per share / unit)*:
Quarter: $ 0.1075	Investor Relations:
Annualized: $ 0.43	Whitestone REIT			ICR LLC.
Dividend Yield: 3.65%**	David Mordy			Brad Cohen
	Director, Investor Relations			203.682.8211
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Jeffrey A. Jones	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	JMP Securities	Maxim Group
Jack L. Mahaffey	Craig Kucera	Aaron Hecht	Michael Diana
James C. Mastandrea	540.277.3366	415.835.3963	212.895.3641
Trustee Emeritus:	ckucera@brileyfbr.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com
Daniel G. DeVos

* As of February 28, 2022
** Based on common share price
of $11.78 as of close of market on
February 28, 2022.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT
REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Houston, Texas, March 1, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2021. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We delivered strong 2021 results, driven by positive momentum with occupancy rates and ABR. Our strategic choice to be in business-friendly, high-growth markets continues to yield positive performance, evidenced by growth in NOI and leasing spreads. Our focus in 2022 will be on maximizing shareholder value through organic growth, prudent capital allocation, reducing G&A and improving our debt leverage. We were pleased to announce our recent 11.6% dividend increase and will work to continue delivering long-term value to shareholders.”
–Dave Holeman, Chief Executive Officer

Fourth Quarter 2021 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•Revenues of $33.3 million versus $29.8 million for the fourth quarter of 2020.
•Net Income attributable to common shareholders of $2.6 million, or $0.05 per diluted share, versus $3.1 million, or $0.07 per diluted share inclusive of a $0.04 per share gain on loan forgiveness for the fourth quarter of 2020.
•Funds from Operations ("FFO") per diluted share of $0.21 versus $0.23, inclusive of a $0.04 per diluted share gain on loan forgiveness for the fourth quarter of 2020.
•FFO Core per diluted share of $0.24 versus $0.24 for the fourth quarter of 2020.
•EBITDAre of $17.0 million versus $15.0 million for the fourth quarter of 2020.
•Same-Store Net Operating Income ("NOI") of $21.6 million versus $19.1 million for the fourth quarter of 2020, representing 12.8% growth.

Full Year 2021 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•Revenues of $125.4 million versus $117.9 million for 2020.
•Net Income attributable to common shareholders of $12.0 million, or $0.26 per diluted share, inclusive of $0.04 per dilutive share for discontinued operations versus $6.0 million, or $0.14 per diluted share, inclusive of a $0.04 per diluted share gain on loan forgiveness, for 2020.
•FFO per diluted share of $0.86 versus $0.83, inclusive of a $0.04 gain per diluted share on loan forgiveness for 2020.
•FFO Core per diluted share of $0.99 versus $0.93 for 2020.
•EBITDAre of $66.6 million versus $61.8 million for 2020.
•Same-Store NOI of $82.2 million versus $77.8 million for 2020, representing 5.7% growth.

Operating Results
For the three month periods ending December 31, 2021 and 2020 the Company’s operating highlights were as follows:

	Fourth Quarter 2021	Fourth Quarter 2020
Occupancy:
Wholly Owned Properties – All	91.3%	88.2%
Same Store Property Net Operating Income Change (1)	12.8%	(4.2)%
Rental Rate Growth - Total (GAAP Basis):	14.9%	6.8%
New Leases	11.2%	(5.4)%
Renewal Leases	15.7%	10.1%
Leasing Transactions:
Number of New Leases	46	28
New Leases - Lease Term Revenue (millions)	$17.5	$6.5

Number of Renewal Leases	65	56
Renewal Leases - Lease Term Revenue (millions)	$20.7	$12.5

Dividend

On February 22, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the second quarter of 2022, to be paid in three equal installments of $0.04 in April, May and June of 2022. The second quarter dividend represents an 11.6% increase from the first quarter of 2022.

Balance Sheet and Debt Metrics

•As of December 31, 2021, Whitestone had total debt of $643.6 million and net debt of $636.1 million, along with capacity and availability of $130.5 million and $86.8 million, respectively, under its $250 million revolving credit facility.
•As of December 31, 2021, the Company has undepreciated real estate assets of $1.2 billion.

2022 Full Year Guidance

The Company’s currently estimates that GAAP net income available to common shareholders will be within the range of $0.35 to $0.39 per diluted share, and FFO will be within the range of $0.98 to $1.02 per diluted share and OP Unit.

	Initial 2022 Guidance	2021 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700	$12,048
FFO (1)	$50,000 - $52,200	$40,705

Net income attributable to Whitestone REIT per share	$0.35 - $0.39	$0.26
FFO per diluted per share and OP Unit (1)	$0.98 - $1.02	$0.86

Key Drivers:
Same store net operating income growth (2)	3.0% – 5.0%	5.7%
Bad debt as a percentage of revenue	1.0% – 2.0%	—%
General and administrative expense	$19,200 - $19,700	$22,625
Ending occupancy	92% - 93%	91.3%

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period. A reconciliation of FFO to net income attributable to Whitestone REIT for 2021 is included herein.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of December 31, 2021, Whitestone wholly owned 60 Community-Centered PropertiesTM with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the metropolitan areas of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,567 tenants, with the largest tenant representing only 2.6% of total revenues for 2021. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, March 2, 2022, at 11:00 A.M Eastern Time / 10:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:        1-877-705-6003
Dial-in number for international participants:    1-201-493-6725

The conference call will be recorded, and a telephone replay will be available through Wednesday, March 16, 2022. Replay access information is as follows:

Replay number for domestic participants:        1-844-512-2921
Replay number for international participants:     1-412-317-6671
Passcode (for all participants):            13726373

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing, high-household income markets in the Sunbelt. Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend-paying stock and has consistently paid dividends for more than 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth, and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry.
Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest dividend and other investment income, provision for income taxes, gain or loss on sale of property from discontinued operations, management fee, net of related expenses, gain or loss on sale or disposal of assets, gain on loan forgiveness, our pro rata share of NOI of equity method investments and net income attributable to non controlling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:
David Mordy
Director, Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,196,919	$1,106,426
Accumulated depreciation	(190,333)	(163,712)
Total real estate assets	1,006,586	942,714
Investment in real estate partnership	34,588	33,979
Cash and cash equivalents	15,721	25,777
Restricted cash	193	179
Escrows and acquisition deposits	11,323	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	22,395	23,009
Receivable due from related party	847	335
Unamortized lease commissions, legal fees and loan costs	8,442	7,686
Prepaid expenses and other assets(2)	1,995	2,049
Total assets	$1,102,090	$1,045,002

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$642,842	$644,185
Accounts payable and accrued expenses(3)	45,777	50,918
Payable due to related party	997	125
Tenants' security deposits	8,070	6,916
Dividends and distributions payable	5,366	4,532
Total liabilities	703,052	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,144,153 and 42,391,316 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	48	42
Additional paid-in capital	623,462	562,250
Accumulated deficit	(223,973)	(215,809)
Accumulated other comprehensive loss	(6,754)	(14,400)
Total Whitestone REIT shareholders' equity	392,783	332,083
Noncontrolling interest in subsidiary	6,255	6,243
Total equity	399,038	338,326
Total liabilities and equity	$1,102,090	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,410	$22,956
Accrued rents and other recoveries	18,681	16,348
Allowance for doubtful accounts	(14,896)	(16,426)
Other receivables	200	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$22,395	$23,009

(2) Operating lease right of use assets (net)	$222	$592
(3) Operating lease liabilities	$231	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Revenues
Rental(1)	$32,961	$32,069	$28,968	3%	14%
Management, transaction, and other fees	297	375	866	(21)%	(66)%
Total revenues	33,258	32,444	29,834	3%	11%

Operating expenses
Depreciation and amortization	7,492	7,340	7,191	2%	4%
Operating and maintenance	6,488	5,789	5,542	12%	17%
Real estate taxes	3,975	4,589	4,424	(13)%	(10)%
General and administrative	6,589	5,672	5,699	16%	16%
Total operating expenses	24,544	23,390	22,856	5%	7%

Other expenses (income)
Interest expense	6,147	6,142	6,209	—%	(1)%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	N.M. (2)	N.M.
Gain on loan forgiveness	—	—	(1,734)	N.M.	(100)%
Interest, dividend and other investment income	(13)	(31)	(72)	(58)%	(82)%
Total other expenses	6,135	6,159	3,885	—%	58%

Income before equity investment in real estate partnership and income tax	2,579	2,895	3,093	(11)%	(17)%

Equity in earnings of real estate partnership	180	151	169	19%	7%
Provision for income tax	(111)	(100)	(91)	11%	22%

Net income	2,648	2,946	3,171	(10)%	(16)%

Less: Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%

Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.07	(17)%	(29)%
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.07	(17)%	(29)%

Weighted average number of common shares outstanding:
Basic	49,102	46,883	42,368	5%	16%
Diluted	49,981	47,825	43,337	5%	15%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,648	$2,946	$3,171	(10)%	(16)%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	3,020	1,273	1,333	137%	127%

Comprehensive income (loss)	5,668	4,219	4,504	34%	26%

Less: Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
Less: Comprehensive income (loss) attributable to noncontrolling interests	48	20	30	140%	60%

Comprehensive income (loss) attributable to Whitestone REIT	$5,580	$4,152	$4,415	34%	26%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
(1) Rental
Rental revenues	$23,818	$23,177	$21,700	3%	10%
Recoveries	8,553	8,720	8,466	(2)%	1%
Bad debt	590	172	(1,198)	(243)%	149%
Total rental	$32,961	$32,069	$28,968	3%	14%

(2) Not Meaningful

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
Revenues
Rental(1)	$123,877	$115,084	8%
Management, transaction, and other fees	1,488	2,831	(47)%
Total revenues	125,365	117,915	6%

Operating expenses
Depreciation and amortization	28,950	28,303	2%
Operating and maintenance	22,560	20,563	10%
Real estate taxes	16,762	18,015	(7)%
General and administrative	22,625	21,303	6%
Total operating expenses	90,897	88,184	3%

Other expenses (income)
Interest expense	24,564	25,770	(5)%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
Gain on loan forgiveness	—	(1,734)	(100)%
Interest, dividend and other investment income	(116)	(278)	(58)%
Total other expenses	24,272	24,122	1%

Income before equity investment in real estate partnership and income tax	10,196	5,609	82%

Equity in earnings of real estate partnership	609	921	(34)%
Provision for income tax	(385)	(379)	2%
Income from continuing operations	10,420	6,151	69%

Gain on sale of property from discontinued operations	1,833	—	N.M.
Income from discontinued operations	1,833	—	N.M.

Net income	12,253	6,151	99%

Less: Net income attributable to noncontrolling interests	205	117	75%

Net income attributable to Whitestone REIT	$12,048	$6,034	100%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.23	$0.14	64%
Income from discontinued operations attributable to Whitestone REIT	0.03	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.26	$0.14	86%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.14	57%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.26	$0.14	86%

Weighted average number of common shares outstanding:
Basic	45,486	42,244	8%
Diluted	46,336	42,990	8%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$12,253	$6,151	99%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	7,803	(9,062)	N.M.

Comprehensive income (loss)	20,056	(2,911)	N.M.

Less: Net income attributable to noncontrolling interests	205	117	75%
Less: Comprehensive income (loss) attributable to noncontrolling interests	130	(173)	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$19,721	$(2,855)	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
(1) Rental
Rental revenues	$90,859	$87,291	4%
Recoveries	32,928	33,442	(2)%
Bad debt	90	(5,649)	102%
Total rental	$123,877	$115,084	8%

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income from continuing operations	$10,420	$6,151
Net income from discontinued operations	1,833	—
Net income	12,253	6,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,950	28,303
Amortization of deferred loan costs	1,096	1,113
Gain on sale or disposal of assets and loan forgiveness, net	(176)	(1,370)
Bad debt	(90)	5,649
Share-based compensation	5,913	6,063
Equity in earnings of real estate partnership	(609)	(921)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,049)	(885)
Accrued rents and accounts receivable	704	(6,055)
Receivable due from related party	(512)	142
Distributions from real estate partnership	—	1,039
Unamortized lease commissions, legal fees and loan costs	(3,259)	(1,343)
Prepaid expenses and other assets	1,963	2,255
Accounts payable and accrued expenses	2,663	2,518
Payable due to related party	872	(182)
Tenants' security deposits	1,154	299
Net cash provided by operating activities	47,040	42,776
Cash flows from investing activities:
Acquisitions of real estate	(81,588)	—
Additions to real estate	(9,642)	(7,362)
Proceeds from note receivable	—	922
Net cash used in investing activities	(91,230)	(6,440)
Net cash provided by investing activities of discontinued operations	1,833	—
Cash flows from financing activities:
Distributions paid to common shareholders	(19,320)	(25,203)
Distributions paid to OP unit holders	(331)	(511)
Proceeds from issuance of common shares, net of offering costs	55,981	2,241
Payments of exchange offer costs	(63)	(43)
Proceeds from bonds and notes payable	—	1,734
Net proceeds from (payments of) credit facility	—	10,000
Repayments of notes payable	(3,261)	(12,164)
Repurchase of common shares	(691)	(2,077)
Net cash provided by (used in) financing activities	32,315	(26,023)
Net increase (decrease) in cash, cash equivalents and restricted cash	(10,042)	10,313
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$15,914	$25,956

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,685	$27,741
Cash paid for taxes	$364	$353
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$297	$88
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$60	$89
Value of common shares exchanged for OP units	$18	$1,162
Change in fair value of cash flow hedge	$7,803	$(9,062)
Reallocation of ownership percentage between parent and subsidiary	$(27)	$(20)
Property received as termination fee	$—	$251

	December 31,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$15,721	$25,777
Restricted cash	193	179
Total cash, cash equivalents and restricted cash	$15,914	$25,956

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended			Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,453	7,305	7,153	2%	4%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	420	440	411	(5)%	2%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	(98)%	N.M.
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	—	1	13	N.M.	N.M.
Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
FFO (NAREIT)	10,522	10,740	10,230	(2)%	3%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,638	1,563	1,896	5%	(14)%
Gain on loan forgiveness	—	—	(1,734)	N.M.	(100)%
FFO Core	$12,160	$12,303	$10,392	(1)%	17%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,522	$10,740	$10,230	(2)%	3%
FFO Core	$12,160	$12,303	$10,392	(1)%	17%
Denominator:
Weighted average number of total common shares - basic	49,102	46,883	42,368	5%	16%
Weighted average number of total noncontrolling OP units - basic	771	773	773	—%	—%
Weighted average number of total common shares and noncontrolling OP units - basic	49,873	47,656	43,141	5%	16%

Effect of dilutive securities:
Unvested restricted shares	879	942	969	(7)%	(9)%
Weighted average number of total common shares and noncontrolling OP units - diluted	50,752	48,598	44,110	4%	15%

FFO per common share and OP unit - basic	$0.21	$0.23	$0.24	(9)%	(13)%
FFO per common share and OP unit - diluted	$0.21	$0.22	$0.23	(5)%	(9)%

FFO Core per common share and OP unit - basic	$0.24	$0.26	$0.24	(8)%	—%
FFO Core per common share and OP unit - diluted	$0.24	$0.25	$0.24	(4)%	—%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

			% Change
	Year Ended December 31,		From December 31,
	2021	2020	2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$12,048	$6,034	100%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	28,806	28,096	3%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,674	1,673	—%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	(19)	91	N.M.
Net income attributable to noncontrolling interests	205	117	75%
FFO (NAREIT)	40,705	36,375	12%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	5,913	6,063	(2)%
Gain on loan forgiveness	—	(1,734)	N.M.
FFO Core	$46,618	$40,704	15%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$40,705	$36,375	12%
FFO Core excluding amounts attributable to unvested restricted common shares	$46,618	$40,704	15%
Denominator:
Weighted average number of total common shares - basic	45,486	42,244	8%
Weighted average number of total noncontrolling OP units - basic	772	821	(6)%
Weighted average number of total common shares and noncontrolling OP units - basic	46,258	43,065	7%

Effect of dilutive securities:
Unvested restricted shares	850	746	14%
Weighted average number of total common shares and noncontrolling OP units - diluted	47,108	43,811	8%

FFO per common share and OP unit - basic	$0.88	$0.84	5%
FFO per common share and OP unit - diluted	$0.86	$0.83	4%

FFO Core per common share and OP unit - basic	$1.01	$0.95	6%
FFO Core per common share and OP unit - diluted	$0.99	$0.93	6%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,608	$3,112	$12,048	$6,034
General and administrative expenses	6,589	5,699	22,625	21,303
Depreciation and amortization	7,492	7,191	28,950	28,303
Equity in earnings of real estate partnership	(180)	(169)	(609)	(921)
Interest expense	6,147	6,209	24,564	25,770
Interest, dividend and other investment income	(13)	(72)	(116)	(278)
Provision for income taxes	111	91	385	379
Gain on sale of property from discontinued operations	—	—	(1,833)	—
Management fee, net of related expenses	85	88	331	334
(Gain) loss on sale or disposal of assets, net	1	(518)	(176)	364
Gain on loan forgiveness	—	(1,734)	—	(1,734)
NOI of real estate partnership (pro rata)	987	982	3,833	4,232
Net income attributable to noncontrolling interests	40	59	205	117
NOI	23,867	20,938	90,207	83,903
Non-Same Store NOI (1)	(876)	—	(1,607)	—
NOI of real estate partnership (pro rata)	(987)	(982)	(3,833)	(4,232)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,004	19,956	84,767	79,671
Same Store straight-line rent adjustments	(209)	(16)	(1,410)	542
Same Store amortization of above/below market rents	(217)	(239)	(835)	(822)
Same Store lease termination fees	(14)	(586)	(320)	(1,613)
Same Store NOI (2)	$21,564	$19,115	$82,202	$77,778

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2021 to the three months ended December 31, 2020, Non-Same Store includes properties acquired between October 1, 2020 and December 31, 2021 and properties sold between October 1, 2020 and December 31, 2021, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2021 to the twelve months ended December 31, 2020, Non-Same Store includes properties acquired between January 1, 2020 and December 31, 2021 and properties sold between January 1, 2020 and December 31, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2021 to the three months ended December 31, 2020, Same Store includes properties owned before October 1, 2020 and not sold before December 31, 2021. For purposes of comparing the twelve months ended December 31, 2021 to the twelve months ended December 31, 2020, Same Store includes properties owned before January 1, 2020 and not sold before December 31, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended			% Change From
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,608	$2,899	$3,112	(10)%	(16)%
Depreciation and amortization	7,492	7,340	7,191	2%	4%
Interest expense	6,147	6,142	6,209	—%	(1)%
Provision for income taxes	111	100	91	11%	22%
Net income attributable to noncontrolling interests	40	47	59	(15)%	(32)%
Equity in earnings of real estate partnership	(180)	(151)	(169)	19%	7%
EBITDAre adjustments for real estate partnership	813	807	794	1%	2%
Gain on loan forgiveness	—	—	(1,734)	N.M.	(100)%
(Gain) loss on sale or disposal of assets, net	1	48	(518)	(98)%	N.M.
EBITDAre	$17,032	$17,232	$15,035	(1)%	13%

	Year Ended December 31,		% Change From December 31,
	2021	2020	2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$12,048	$6,034	100%
Depreciation and amortization	28,950	28,303	2%
Interest expense	24,564	25,770	(5)%
Provision for income taxes	385	379	2%
Net income attributable to noncontrolling interests	205	117	75%
Equity in earnings of real estate partnership	(609)	(921)	(34)%
EBITDAre adjustments for real estate partnership	3,071	3,484	(12)%
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
Gain on loan forgiveness	—	(1,734)	(100)%
(Gain) loss on sale or disposal of assets, net	(176)	364	N.M.
EBITDAre	$66,605	$61,796	8%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$31,599	$28,968	$2,631	9%
Management, transaction and other fees	156	723	(567)	(78)%
Total property revenues	31,755	29,691	2,064	7%

Property expenses
Property operation and maintenance	6,012	5,311	701	13%
Real estate taxes	3,739	4,424	(685)	(15)%
Total property expenses	9,751	9,735	16	0%

Total property revenues less total property expenses	22,004	19,956	2,048	10%

Same Store straight-line rent adjustments	(209)	(16)	(193)	(1,206)%
Same Store amortization of above/below market rents	(217)	(239)	22	9%
Same Store lease termination fees	(14)	(586)	572	98%

Same Store NOI (1)	$21,564	$19,115	$2,449	13%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties, excluding development land)
Property revenues
Rental	$121,501	$115,084	$6,417	6%
Management, transaction and other fees	920	2,233	(1,313)	(59)%
Total property revenues	122,421	117,317	5,104	4%

Property expenses
Property operation and maintenance	21,309	19,631	1,678	9%
Real estate taxes	16,345	18,015	(1,670)	(9)%
Total property expenses	37,654	37,646	8	—%

Total property revenues less total property expenses	84,767	79,671	5,096	6%

Same Store straight-line rent adjustments	(1,410)	542	(1,952)	(360)%
Same Store amortization of above/below market rents	(835)	(822)	(13)	(2)%
Same Store lease termination fees	(320)	(1,613)	1,293	80%

Same Store NOI(1)	$82,202	$77,778	$4,424	6%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Other Financial Information:

Tenant improvements (1) (2)	$1,542	$549	$2,986	$2,813
Leasing commissions (1) (2)	$659	$313	$3,004	$1,270
Maintenance capital (1)	$872	$972	$4,968	$3,815
Scheduled debt principal payments (1)	$459	$438	$1,790	$1,879
Straight-line rent income (1)	$263	$7	$1,498	$(667)
Market rent amortization income from acquired leases (1)	$193	$237	$796	$823
Non-cash share-based compensation expense (1)	$1,638	$1,896	$5,913	$6,063
Non-real estate depreciation and amortization (1)	$39	$39	$144	$207
Amortization of loan fees (1)	$280	$280	$1,119	$1,131
Undepreciated value of unencumbered properties	$914,324	$825,637	$914,324	$825,637
Number of unencumbered properties	53	51	53	51
Full time employees	87	88	87	88

(1)     Includes pro-rata share attributable to real estate partnership.

(2)    Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2021
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.5%	49,144
Operating partnership units outstanding	1.5%	771
Total	100.0%	49,915

Market price of common shares as of
December 31, 2021		$10.13

Total equity capitalization		$505,639	45%

Debt Capitalization:
Outstanding debt		$643,613
Less: Cash and cash equivalents		(15,721)
Total debt capitalization		627,892	55%

Total Market Capitalization as of
December 31, 2021		$1,133,531	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
	December 31,		December 31,
INTEREST COVERAGE RATIO	2021	2020	2021	2020
EBITDAre/Interest Expense
EBITDAre (1)	$17,032	$15,035	$66,605	$61,796

Interest expense	6,147	6,209	24,564	25,770
Pro rata share of interest expense from real estate partnership	160	160	644	650
Less: amortization of loan fees, including pro rata share from real estate partnership	(280)	(280)	(1,119)	(1,131)
Interest expense, excluding amortization of loan fees	6,027	6,089	24,089	25,289

Ratio of EBITDAre to interest expense	2.8	2.5	2.8	2.4

(1)    For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	December 31,
	2021	2020
Debt/Undepreciated Book Value
Outstanding debt	$643,613	$645,163
Less: Cash	(15,721)	(25,777)
Add: Proportional share of net debt of real estate partnership	8,200	8,912
Outstanding debt after cash	$636,092	$628,298

Undepreciated real estate assets	$1,196,919	$1,106,426
Add: Proportional share of real estate from unconsolidated partnership	46,124	45,848
Undepreciated real estate assets	$1,243,043	$1,152,274
Ratio of debt to real estate assets	51%	55%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Debt/EBITDAre Ratio
Outstanding debt	$643,613	$645,163	$643,613	$645,163
Less: Cash	(15,721)	(25,777)	(15,721)	(25,777)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,200	8,912	8,200	8,912
Total Net Debt	$636,092	$628,298	$636,092	$628,298

EBITDAre	$17,032	$15,035	$66,605	$61,796

Effect of partial period acquisitions and dispositions	301	—	3,176	—

Pro forma EBITDAre	17,333	15,035	69,781	61,796

Pro forma annualized EBITDAre	$69,332	$60,140	$69,781	$61,796

Ratio of debt to pro forma EBITDAre	9.2	10.4	9.1	10.2

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2021	December 31, 2020
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (1)	$100,000	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (2)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,358	18,687
$20.2 million 4.28% Note, due June 6, 2023	17,808	18,222
$14.0 million 4.34% Note, due September 11, 2024	12,978	13,236
$14.3 million 4.34% Note, due September 11, 2024	13,773	14,014
$15.1 million 4.99% Note, due January 6, 2024	13,907	14,165
$2.6 million 5.46% Note, due October 1, 2023	2,289	2,339
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	119,500	119,500
Total notes payable principal	643,613	645,163
Less deferred financing costs, net of accumulated amortization	(771)	(978)
Total notes payable	$642,842	$644,185

(1)    Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(2)     Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2021
(in thousands)

Year	Amount Due
2022	$101,962
2023	147,363
2024	228,574
2025	17,143
2026	17,143
Thereafter	131,428
Total	$643,613

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties®	2021	2021	2021	2021	2021
Whitestone	5,205,966	91%	90%	90%	89%

Unconsolidated real estate partnership	926,798	58%	59%	61%	59%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,531	2.6%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.3%	9/3/2014	2035
Frost Bank	Houston	1,988	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,071	1.1%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	953	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	690	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	641	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	592	0.6%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.5%	12/15/2000	2022
Regus Corporation	Houston	460	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	427	0.4%	3/1/2008	2033
Original Ninfas LP	Houston	411	0.4%	8/29/2018	2029
Whataburger University	San Antonio	374	0.4%	2/1/2018	2023
		$14,824	15.2%

(1)    Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2021 for each applicable tenant multiplied by 12.

(2)    As of December 31, 2021, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)    As of December 31, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.8% of our total annualized base rental revenue.

(4)    As of December 31, 2021, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $136,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)    As of December 31, 2021, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)    As of December 31, 2021, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)    As of December 31, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $460,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of December 31, 2021

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	24%
Salons	7%	9%
Grocery	13%	9%
Financial Services	6%	8%
Medical & Dental	7%	8%
Non Retail	5%	5%
Home Décor And Improvement	7%	5%
General Retail	7%	5%
Fitness	5%	4%
Education	4%	4%
Apparel	4%	4%
Pet Supply & Services	3%	3%
Local Services	2%	2%
Off-Price	4%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	2%	1%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
RENEWALS
Number of Leases	65	56	235	201
Total Square Feet (1)	209,870	273,211	648,227	750,552
Average Square Feet	3,229	4,879	2,758	3,734
Total Lease Value	$20,697,000	$12,536,000	$69,473,000	$47,893,000
NEW LEASES
Number of Leases	46	28	165	105
Total Square Feet (1)	116,266	49,664	398,473	231,077
Average Square Feet	2,528	1,774	2,415	2,201
Total Lease Value	$17,485,000	$6,478,000	$62,428,000	$27,609,000
TOTAL LEASES
Number of Leases	111	84	400	306
Total Square Feet (1)	326,136	322,875	1,046,700	981,629
Average Square Feet	2,938	3,844	2,617	3,208
Total Lease Value	$38,182,000	$19,014,000	$131,901,000	$75,502,000

(1)    Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2021	84	$26,114,148	241,803	4.7	$1,135,500	$4.70	$20.36	$20.05	$74,996	1.5%	$670,356	14.9%
3rd Quarter 2021	75	21,174,759	159,787	4.8	843,333	5.28	24.34	23.62	115,317	3.0%	468,826	13.1%
2nd Quarter 2021	71	22,322,346	207,913	5.1	2,069,587	9.95	20.91	21.12	(44,199)	(1.0)%	282,582	6.8%
1st Quarter 2021	72	21,870,651	160,509	5.4	1,201,947	7.49	22.12	23.14	(162,801)	(4.4)%	273,174	7.8%
Total - 12 months	302	$91,481,904	770,012	5.0	$5,250,367	$6.82	$21.70	$21.72	$(16,687)	(0.1)%	$1,694,938	10.8%

Comparable New Leases:
4th Quarter 2021	23	$5,795,662	41,700	6.1	$530,358	$12.72	$21.61	$22.52	$(38,073)	(4.1)%	$97,992	11.2%
3rd Quarter 2021	13	2,201,043	18,848	4.2	101,472	5.38	23.72	25.49	(33,336)	(6.9)%	23,927	5.4%
2nd Quarter 2021	19	5,852,882	39,326	5.6	892,966	22.71	25.01	25.52	(19,839)	(2.0)%	29,940	3.1%
1st Quarter 2021	26	11,296,796	56,578	6.7	1,002,823	17.72	23.87	26.52	(149,925)	(10.0)%	75,001	5.3%
Total - 12 months	81	$25,146,383	156,452	6.0	$2,527,619	$16.16	$23.54	$25.08	$(241,173)	(6.1)%	$226,860	6.1%

Comparable Renewal Leases:
4th Quarter 2021	61	$20,318,486	200,103	4.4	$605,142	$3.02	$20.10	$19.54	$113,069	2.9%	$572,364	15.7%
3rd Quarter 2021	62	18,973,716	140,939	4.9	741,861	5.26	24.43	23.37	148,653	4.5%	444,899	14.1%
2nd Quarter 2021	52	16,469,464	168,587	5.0	1,176,621	6.98	19.95	20.09	(24,360)	(0.7)%	252,642	7.9%
1st Quarter 2021	46	10,573,855	103,931	4.7	199,124	1.92	21.17	21.29	(12,876)	(0.6)%	198,173	9.6%
Total - 12 months	221	$66,335,521	613,560	4.7	$2,722,748	$4.44	$21.23	$20.87	$224,486	1.7%	$1,468,078	12.2%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2021	111	$38,182,937	326,136	5.4	$2,928,167	$8.98	$19.80
3rd Quarter 2021	103	33,044,924	238,717	5.0	2,040,458	8.55	24.44
2nd Quarter 2021	92	29,849,313	256,622	5.7	2,870,379	11.19	21.44
1st Quarter 2021	94	30,824,156	225,225	4.0	2,034,341	9.03	13.69
Total - 12 months	400	$131,901,330	1,046,700	5.3	$9,873,345	$9.43	$21.60

New
4th Quarter 2021	46	$17,485,510	116,266	7.6	$2,240,044	$19.27	$19.45
3rd Quarter 2021	38	12,734,682	90,143	5.2	1,210,123	13.42	24.85
2nd Quarter 2021	35	12,312,470	75,071	5.9	1,652,986	22.02	24.44
1st Quarter 2021	46	19,895,385	116,993	6.7	1,832,500	15.66	21.62
Total - 12 months	165	$62,428,047	398,473	6.4	$6,935,653	$17.41	$22.25

Renewal
4th Quarter 2021	65	$20,697,427	209,870	4.3	$688,123	$3.28	$19.99
3rd Quarter 2021	65	20,310,242	148,574	5.0	830,335	5.59	24.19
2nd Quarter 2021	57	17,536,843	181,551	4.9	1,217,393	6.71	20.12
1st Quarter 2021	48	10,928,771	108,232	4.7	201,841	1.86	21.24
Total - 12 months	235	$69,473,283	648,227	4.7	$2,937,692	$4.53	$21.20

(1)    Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2)    Weighted average lease term is determined on the basis of square footage.
(3)    Estimated amount per signed lease. Actual cost of construction may vary.
(4)    Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)    Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2021
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2022	338	809,680	15.6%	$14,753	15.1%	$18.22
2023	220	643,589	12.4%	12,640	13.0%	19.64
2024	223	779,008	15.0%	16,500	16.9%	21.18
2025	207	799,264	15.4%	15,189	15.6%	19.00
2026	157	578,350	11.1%	11,755	12.1%	20.33
2027	88	319,800	6.1%	7,103	7.3%	22.21
2028	42	189,818	3.6%	4,336	4.4%	22.84
2029	27	172,744	3.3%	3,234	3.3%	18.72
2030	25	75,890	1.5%	2,349	2.4%	30.95
2031	25	123,498	2.4%	3,403	3.5%	27.56
Total	1,352	4,491,641	86.4%	$91,262	93.6%	$20.32

(1)    Lease expirations table reflects rents in place as of December 31, 2021, and does not include option periods.

(2)    Annualized Base Rent represents the monthly base rent as of December 31, 2021 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2021

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2021	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$770	$13.08	$13.46
Anthem Marketplace	Phoenix	2000	113,293	88%	1,527	15.32	14.99
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	235	34.29	34.00
Bissonnet/Beltway	Houston	1978	29,205	90%	401	15.26	14.84
BLVD Place	Houston	2014	216,944	100%	9,320	42.96	45.80
The Citadel	Phoenix	2013	28,547	99%	487	17.23	17.97
City View Village	San Antonio	2005	17,870	100%	556	31.11	31.23
Davenport Village	Austin	1999	128,934	99%	3,312	25.95	26.32
Desert Canyon	Phoenix	2000	62,533	88%	786	14.28	15.17
Eldorado Plaza	Dallas	2004	219,287	95%	3,252	15.61	16.37
Fountain Hills	Phoenix	2009	111,289	95%	1,657	15.67	16.38
Fountain Square	Phoenix	1986	118,209	90%	1,865	17.53	17.18
Fulton Ranch Towne Center	Phoenix	2005	120,575	96%	2,065	17.84	17.79
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	882	19.61	20.30
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	128	8.77	8.90
Heritage	Dallas	2006	70,431	100%	1,675	23.78	23.94
HQ Village	Dallas	2009	89,134	97%	2,553	29.53	36.73
Keller Place	Dallas	2001	93,541	96%	1,009	11.24	11.74
Kempwood Plaza	Houston	1974	91,302	88%	1,208	15.04	14.94
La Mirada	Phoenix	1997	147,209	89%	3,248	24.79	23.85
Las Colinas	Dallas	2000	104,919	85%	2,603	29.19	26.45
Lion Square	Houston	2014	117,592	100%	1,862	15.83	16.34
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,123	10.21	10.29
Market Street at DC Ranch	Phoenix	2003	244,888	96%	5,209	22.16	21.63
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	86%	1,676	16.41	16.30
Paradise Plaza	Phoenix	1983	125,898	90%	1,590	14.03	12.96
Parkside Village North	Austin	2005	27,045	100%	864	31.95	38.60
Parkside Village South	Austin	2012	90,101	100%	2,352	26.10	27.14
Pima Norte	Phoenix	2007	35,110	64%	366	16.29	17.85
Pinnacle of Scottsdale	Phoenix	1991	113,108	99%	2,543	22.71	23.09
Pinnacle Phase II	Phoenix	2017	27,063	100%	838	30.96	29.49
The Promenade at Fulton Ranch	Phoenix	2007	98,792	80%	1,104	13.97	13.50
Providence	Houston	1980	90,327	92%	1,067	12.84	13.41
Quinlan Crossing	Austin	2012	109,892	97%	2,563	24.04	25.53
Seville	Phoenix	1990	90,042	90%	2,660	32.82	32.70
Shaver	Houston	1978	21,926	94%	341	16.55	16.40
Shops at Pecos Ranch	Phoenix	2009	78,767	88%	1,849	26.68	28.19
Shops at Starwood	Dallas	2006	55,385	99%	1,757	32.04	33.36
The Shops at Williams Trace	Houston	1985	132,991	93%	2,137	17.28	19.90
South Richey	Houston	1980	69,928	100%	758	10.84	10.44
Spoerlein Commons	Chicago	1987	41,455	90%	746	19.99	21.15
Starwood Phase II	Dallas	2016	35,351	90%	1,176	36.96	37.28
Strand	San Antonio	2000	73,920	98%	1,696	23.41	26.23
SugarPark Plaza	Houston	1974	95,032	96%	1,196	13.11	12.75
Sunridge	Houston	1979	49,359	93%	708	15.42	16.10
Sunset at Pinnacle Peak	Phoenix	2000	41,530	97%	760	18.87	18.17
Terravita Marketplace	Phoenix	1997	102,733	76%	1,198	15.34	14.69
Town Park	Houston	1978	43,526	96%	1,014	24.27	24.20
Dana Park	Phoenix	2009	323,026	82%	5,902	22.28	23.46
Westchase	Houston	1978	50,332	73%	601	16.36	16.30
Williams Trace Plaza	Houston	1983	129,222	90%	1,814	15.60	16.01
Windsor Park	San Antonio	2012	196,458	97%	1,960	10.29	10.09
Woodlake Plaza	Houston	1974	106,169	64%	1,174	17.28	16.91
Total/Weighted Average - Whitestone Properties			4,953,571	92%	92,143	20.22	20.76

Development Properties:
Lakeside Market	Dallas	2000	162,649	82%	3,261	24.45	25.41
Anderson Arbor	Austin	2001	89,746	89%	1,732	21.68	23.26
Total/Weighted Average - Development Properties			252,395	85%	4,993	23.27	24.46

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,205,966	91%	$97,136	$20.50	$21.08

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	50%	$1,149	$18.26	$17.95
Corporate Park Northwest	Houston	1981	174,359	75%	1,813	13.86	13.64
Corporate Park Woodland II	Houston	2000	14,344	83%	196	16.46	16.55
Holly Hall Industrial Park	Houston	1980	90,000	57%	373	7.27	7.21
Holly Knight	Houston	1984	20,015	88%	385	21.86	21.63
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	5.19
Uptown Tower	Dallas	1982	253,981	67%	4,109	24.15	24.58
Westgate Service Center	Houston	1984	97,225	88%	734	8.58	8.08
Total/Weighted Average - Unconsolidated Properties			926,798	58%	$8,827	$16.42	$16.34

(1)      Calculated as the tenant’s actual December 31, 2021 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2021. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2021 equaled approximately $380,535 for the month ended December 31, 2021.

(2)      Calculated as annualized base rent divided by leased square feet as of December 31, 2021.

(3)    Represents (i) the contractual base rent for leases in place as of December 31, 2021, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2021.

(4)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)    As of December 31, 2021, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center
Town Park Plaza | Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037